STEELE & CO.*
CHARTERED ACCOUNTANTS
*Representing incorporated professionals
                               SUITE 808         TELEPHONE:  (604) 687-8808
                808 WEST HASTINGS STREET         TELEFAX:    (604) 687-2702
         VANCOUVER, B.C., CANADA V6C 1C8         EMAIL:      EMAIL@STEELE-CO.CA






                       CONSENT OF INDEPENDENT ACCOUNTANTS


Fairchild International Corporation



We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Fairchild International Corporation of our independent auditors' report dated March 19, 2001 relating to the financial statements which appear in Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (File No. 0-28305) and our independent accountants' report dated May 14, 2001 relating to the financial statements which appear in Fairchild International Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (File No. 0-28305).



                                                        /s/ Steele & Co.

Vancouver, Canada
August 08, 2001                                        CHARTERED ACCOUNTANTS